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EXHIBIT 10.1


THE STATE OF VIRGINIA)
                                                                 LEASE AGREEMENT
COUNTY OF PRINCE WILLIAM)

         THIS LEASE AGREEMENT (the "Lease") is made and entered into as of the 31st day of May 2002 between BRANCH BANKING AND TRUST COMPANY OF VIRGINIA, which owns a facility known as 1308 Devils Reach Road. Woodbridge, Virginia, (hereinafter called "Lessor"), and EOIR TECHNOLOGIES, INC. whose address for purposes hereof is 20 Sanford Drive, Fredericksburge, Virginia (hereinafter called "Lessee").

         Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Lessor and Lessee hereby agree as follows:

PREMISES

         1. (a) Lessor does hereby lease, demise and let to Lessee and Lessee does hereby lease and take from Lessor those certain premises (hereinafter sometimes called the "Premises" or "Leased Premises") as more particularly described on the floor plan attached hereto as Exhibit B) in the building known as BB&T Square Building located at 1308 Devils Reach Road. Suite 104 in the City of Woodbridge, Virginia, County, Prince William, located on the real property as more particularly described on attached Exhibit A, each initialed for identification by both parties (which building and the real property on which it is located is hereinafter sometimes collectively referred to as the "Building").

         (b) The term "net rentable area," as used herein, shall refer to: (i) in the case of a single tenancy floor, all floor area measured from the inside surface of the outer glass or finished column wall of the Building to the inside surface of the opposite outer wall excluding only the service areas ("Service Areas") within the outside walls used for building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts, but including any such Service Areas which are for the specific use of the particular tenant such as special stairs or elevators plus an allocation of the square footage of the Building's elevator mechanical rooms and ground floor and basement lobbies (if applicable), and (ii) in the case of a floor to be occupied by more than one tenant, all floor areas within the inside surface of the outer glass or finished column walls enclosing the Leased Premises and measured to the mid-point of the walls separating areas leased by or held for lease to other tenants or from areas devoted to corridors, stairwells, elevator foyers, rest rooms, mechanical rooms, janitor closets, vending areas and other similar facilities for the use of all tenants on the particular floor (hereinafter sometimes called "Common Areas"), but including a proportionate part of the Common Areas located on such floor based upon the ratio which the tenant's net rentable area (excluding Common Areas) on such floor bears to the aggregate net rentable area (excluding Common Areas) on such floor plus an allocation of the square footage of the Building's elevator mechanical rooms and ground floor and basement lobbies (if applicable). No deductions from net rentable area shall be made for columns or projections necessary to the Building. The net rentable area in the Leased Premises has been calculated on the basis of the foregoing definition and is hereby stipulated for all purposes hereof to be 5,420 Rentable square feet, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Leased Premises for occupancy so long as such work is done substantially in accordance with the terms and provisions hereof. Lessee agrees that, except as expressly stated herein, no representations or warranties with respect to the condition of the Premises and no promises to decorate, alter, repair or improve the Premises have been made by Lessor, and Lessee agrees to accept the Premises in an "AS IS WHERE IS" condition as tendered by Lessor.

TERM

         2. (a) Subject to and upon the terms and conditions set forth herein, or in any exhibit hereto, this Lease shall continue in force for a term of 36 months ("Term") beginning on the 1st day of October, 2002 (the "Commencement Date and ending on the 30th day of September, 2005 (the "Termination Date").

         (b) In the event the Leased Premises should not be ready for occupancy by the Commencement Date for any reason, Lessor shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof, and the Term of this Lease shall commence at the time that the Leased Premises are ready for occupancy by Lessee. Should the Term of this Lease commence on a date other than that specified in Paragraph 2 (a) above, Lessor and Lessee will, at the request of either, execute a declaration specifying the beginning date of the Term of this Lease. In such event, rental under this Lease shall not commence until that time (herein "Revised Commencement Date"), and the Term in this Lease shall thereupon commence and the expiration date shall be extended so as to give effect to the full stated Term.

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AUTHORIZED USE

         3. The Leased Premises are to be used and occupied by Lessee solely for the purpose of office space to conduct the business of Business Office and Secured Conferences which are Non-Financial in Nature and for no other purpose.

BASE RENTAL

         4. Lessee hereby agrees to pay a base annual rental (herein called "Base Rental") in accordance with the following schedule:

                 Year            Monthly Rental           Annual Rental
                 ----            --------------           -------------

                   1               $7,226.67               $86,720.04
                   2               $7,452.50               $89,430.00
                   3               $7,678.33               $92,139.96

The Lessee shall also pay, as additional rent, all such other sums of money as shall become due from and payable by Lessee to Lessor under this Lease. The Lessor shall have the same remedies for default for the payment of additional rent as are available to Lessor in the case of a default in the payment of Base Rental (the Base Rental and additional rent sometimes are referred to herein collectively as the "Rent" or the "rent"). Such Base Rental, together with any adjustment of rent as set forth in Paragraph 5 of this Lease, shall be due and payable in twelve (12) equal installments on the first day of each calendar month during the initial Term of this Lease and any extensions or renewals thereof, and Lessee hereby agrees to so pay such rent to Lessor at Lessor's address as provided herein (or such other address as may be designated by Lessor from time to time) monthly in advance without demand and without abatement, offset, deduction or counterclaim, If the Term of this Lease as heretofore established commences other than on the first day of a month or terminates other than on the last day of a month, then the installments of Base Rental and any additional rent for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. All past due installments of rent shall bear interest at the maximum rate per annum permitted by law (the "Default Rate") until paid.

BASE RENTAL ADJUSTMENT FOLLOWING BASE YEAR

          5. (a) There is established under this Lease a "Base Year," which for these purposes is the calendar year 2002. 4n the event that the Basic Costs (as hereinafter defined in subparagraph 5(d)) of Lessor's operation of the Building during the first calendar year after the Base Year shall differ from the Basic Costs of the Lessor therefor during the Base Year, Lessee shall pay its proportionate share of the increases in the Basic Costs for such year in the proportion its net rentable area bears to 95% of the total net rentable area of the Building ("Lessee's Proportionate Share"). Any increase payable by Lessee under this provision shall be deemed additional rent. Lessor shall, within the period of one hundred fifty (150) days (or as soon thereafter as possible) after the close of the first calendar year after the Base Year, give Lessee a statement of such year's actual Basic Costs and a comparison with the Base Year's Basic Costs. If such year's Basic Costs are greater than the Base Year's Basic Costs, Lessee shall pay Lessor, within thirty (30) days of statement receipt, Lessee's Proportionate Share of such increase. If Basic Costs for the year covered by such statement are less than the Base Year's Basic Costs, Lessee shall not be obligated (as to such year) for rent in excess of Base Rental stated in Paragraph 4.

          (b) For each year during the Term of this Lease following the first calendar year after the Base Year, Lessor shall provide Lessee a comparison of the Base Year's Basic Costs and the projected Basic Costs for such year prior to January I of such year, and Lessee shall thereafter pay an Adjusted Base Rental for such year which shall include Lessee's Proportionate Share of any projected increase in Lessor's Basic Costs of operating the Building over the Base Year's Basic Costs. Lessor shall, within the period of one hundred fifty (150) days (or as soon thereafter as possible), after the close of each calendar year following the first calendar year after the Base Year, provide Lessee a statement of such year's actual Basic Costs showing the actual increase in Lessor's Basic Costs of operating the Building from the Base Year (the "Comparison Statement"). If the actual increase from Base Year is greater than that projected, Lessee shall pay Lessor, within thirty (30) days of statement receipt, Lessee's Proportionate Share of the difference. If such year's projected Basic Costs are greater than the actual Basic Costs, Lessee shall, within thirty (30) days of said statement's issuance, receive a credit therefor. The credit shall be applied to future monthly payments attributable to adjusted Base Rental, or if this Lease has expired, such amount shall be refunded to Lessee; provided, however, the rent owed by Lessee shall never be less than the Base Rental stated in Paragraph 4.


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        (c) At the expiration of the last calendar year of the Term of this
Lease, Lessor shall furnish to Lessee a Comparison Statement as described above. The Lessee's obligation for the payment to the Lessor of the increase in expenses, if any, for the last calendar year of this Lease Term over those expenses for the previous calendar year shall not be obviated by the termination of this Lease according to its terms or the vacation of the Premises by Lessee, and the amount payable shall be paid by Lessee within thirty (30) days after receipt of such Comparison Statement.

          (d) "Basic Costs" as used herein shall consist of all operating expenses of the Building, which shall be computed on the accrual basis and shall consist of all expenditures by Lessor to maintain all facilities in operation during the Base Year and such additional facilities in subsequent years as may be determined by Lessor to be necessary. All operating expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied. The term "operating expenses" as used herein shall mean all expenses, costs and disbursements (but not replacement of capital investment items nor specific costs especially billed to and paid by specific tenants) of every kind and nature which Lessor shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building including, but not limited to, the following:

                  (1) Wages and salaries of all employees engaged in operating and maintenance or security of the Building, including (but not limited to) taxes insurance and benefits relating thereto.

                  (2) All supplies and materials used in operation and maintenance of the Building.

                  (3) Cost of all utilities for the Building, including (but not limited to) the cost of water and power, heating, lighting, air conditioning and ventilating for the Building.

                  (4) Cost of all maintenance and service agreements for the Building and the equipment therein, including (but not limited to) alarm service, mechanical systems, janitorial services, window cleaning and elevator maintenance.

                  (5) Cost of all insurance relating to the Building, including (but not limited to) the cost of casualty and liability insurance applicable to the Building, business interruption (loss rents) insurance and Lessor's personal property used in connection therewith.

                  (6) All taxes (including ad valorem taxes and property taxes) and all other taxes, assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Leased Premises or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building or its operation. If a rental tax, gross receipts tax or sales or use tax on rent is imposed on Lessor by any governmental authority, Lessee shall, as additional rent, reimburse Lessor, at the same time as each monthly payment of rent is due, an amount equal to all such taxes Lessor is required to pay by reason of the rent paid hereunder. It is agreed that Lessee will be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements to the extent that same exceed standard building allowances.

                  (7) Cost of repairs and general maintenance, including but not limited to the costs of maintaining, converting, replacing, or removing equipment containing or using freon or other chlorofluorocarbons, which may be deemed reasonably necessary or appropriate by Lessor or which may be mandated by present or future laws or regulations.

                  (8) Cost of installation of capital investment items which are primarily for the purpose of reducing operating costs.

                  (9) An amount equal to three percent (3%) of Lessee's Base Rental as an administrative fee or charge.

                  (10) Management fees, if any.

                  (11) The cost of all legal and accounting expenses incurred in connection with the ownership and operation of the Building.


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         (e). If Lessee fails to pay part or all of the Rent within ten (10)
days after it is due, the Lessee shall also pay: (i) interest at the Default Rate (defined below) on the unpaid balance from the date originally due until paid, plus (ii) a late charge equal to five percent (5%) of the unpaid rent or the maximum then allowed by applicable law, whichever is less.

         (f). If the Term does not begin on the first day or end on the last day of a calendar month, the installment of Base Rental for that partial month shall be prorated by multiplying the monthly Base Rental by a fraction the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month.

SECURITY DEPOSIT

        6. Lessee shall within ten (10) days of the execution of this Lease by Lessor deposit a security deposit (the "Security Deposit") in the amount of 7226.67 with Lessor to secure Lessee's performance of its Lease obligations. If Lessee defaults Lessor may, without prejudice to Lessor's other remedies apply part or all of the Security Deposit to cure Lessee's default. If Lessor so uses part or all of the Security Deposit, then Lessee shall within ten (10) days after written demand, pay Lessor the amount needed to restore the Security Deposit to its original amount. Any part of the Security Deposit not used by the Lessor as permitted by this Lease shall be returned to Lessee after the Termination Date. If Lessor sells the Building then the Lessor shall transfer the balance of the Security Deposit to the new owner and shall be relieved of any liability for the Security Deposit. Lessee shall not be entitled to any interest on the Security Deposit, and Lessor may commingle the same with other monies of Lessor.

SERVICES TO BE FURNISHED BY LESSOR

          7. Lessor covenants and agrees with Lessee:

         (a) To use reasonable efforts to cause public utilities to furnish the electricity, gas and water utilized in operating any and all facilities serving the Leased Premises.

         (b) To furnish (as part of the Basic Costs of the Building) Lessee while occupying the Premises:

                  (i) Hot and cold water and sewer service at those points of supply provided for general use of other tenants and in such amounts as are determined by Lessor to be standard, but not including water and sewer required for operation of Lessee's non-standard equipment (such as additional nonstandard air conditioning equipment), which shall be furnished only upon the request of Lessee, who shall bear the entire cost thereof.

                  (ii) Central heat and air conditioning in season, at such temperatures and in such amounts as are considered by Lessor to be standard [being from Monday through Friday, 7:00 AM to 6:00 PM, and Saturday 8:00 AM to 12:00 PM (the "Building Standard Hours")], but such service at all other times will be furnished only upon the reasonable request of Lessee, who shall bear the entire cost thereof.

                  (iii) Routine maintenance and electric lighting service for all public areas and special service areas of the Building in the manner and to the extent deemed by Lessor to be standard (from Monday through Friday, 7:00 AM to 6:00 PM, and Saturday 8:00 AM to 12:00 PM), but such service at all other times will be furnished only upon the reasonable request of Lessee, who shall bear the entire cost thereof.

                  (iv) Janitor service on a five (5) day week basis at no extra charge; provided, however, if Lessee's floor covering or other improvements is other than building standard, Lessee shall pay the additional cleaning cost attributable thereto as additional rent. Lessee shall pay said additional rent upon presentation of a statement therefor by Lessor, and Lessee's failure to pay shall constitute an Event of Default hereunder.

                  (v) All building standard fluorescent bulb replacement in all Common Areas and all incandescent bulb replacement in public areas, toilet and rest room areas and stair-wells.

          (c) To furnish Lessee two (2) keys for each corridor door entering the Leased Premises. Additional keys will be furnished at a charge by Lessor on an order signed by Lessee or Lessee's authorized representative. All such keys shall remain the property of Lessor. No additional locks shall be allowed on any door of the Leased Premises without Lessor's written permission, and Lessee


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shall not make, or permit to be made any duplicate keys, except those furnished by Lessor. Upon termination of this Lease, Lessee shall surrender to Lessor all keys of the Leased Premises, and give to Lessor the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Leased Premises.

          (d) To provide and install, at Lessee's cost, all letters or numerals on doors in the Leased Premises. All such letters and numerals shall be in the building standard graphics, and no others shall be used or permitted on the Leased Premises or the Building.

          (e) Lessor is not required to provide generator power to Lessee at any time or for any reason. Lessee hereby expressly acknowledges that said generator power may be available to Lessor in any space it occupies in the Building (the cost thereof being at the sole expense of Lessor).

         Notwithstanding subparagraphs (a) through (e) above, Lessor reserves the right, without any liability to Lessee and without affecting Lessee's covenants and obligations hereunder (provided Lessor gives reasonable prior notice to Lessee, except in the case of an emergency), to stop service of the HVAC, electric, sanitary, elevator (if any), or other systems serving the Premises, or to stop any other services required by Lessor under this Lease, whenever and for so long as may be necessary by reason of (i) accidents, emergencies, strikes, or the making of repairs or changes which Lessor in good faith deems necessary or (ii) any other cause beyond Lessor's reasonable control. Further, it is also understood and agreed that Lessor shall have no liability or responsibility for a cessation of any services to the Premises or to the property of the Lessee that occurs as a result of causes beyond Lessor's reasonable control. No such interruption of service shall be deemed an eviction or disturbance of Lessee's use and possession of the Premises or any part thereof, or render Lessor liable to Lessee for damages, or relieve Lessee from performance of Lessee's obligations under this Lease, including, but not limited to, the obligation to pay rent.

IMPROVEMENTS

         8. (a) All installations now or hereafter placed on the Leased Premises in excess of building standard items as determined by Lessor shall be for Lessee's account and at Lessee's cost (and Lessee shall pay ad valorem taxes and increased insurance thereon), which cost shall be payable by Lessee to Lessor as additional rent hereunder promptly upon being invoiced therefor. Failure by Lessee to pay said additional rent in full within thirty (30) days shall constitute an Event of Default (as hereinafter defined) by Lessee hereunder, giving rise to all remedies available to Lessor under this Lease and at law for nonpayment of rent.

         (b) Lessee and Lessor agree that the improvements if any, set forth in Paragraph 6 of Special Stipulations attached as Exhibit D hereto ("Lessee Improvements") shall be completed in accordance with the terms and conditions set forth in Paragraph 6 of Special Stipulations. Any and all such Lessee Improvements shall be fully described in the plans and specifications set forth in Paragraph 6 of Special Stipulations, which plans and specifications shall require the prior written approval of Lessor, which approval may be withheld in Lessor's sole and absolute discretion. The plans and specifications shall include, if requested by Lessor, a calculation of Lessee's fully connected electrical design load with and without demand factors and shall indicate the number of watts of un-metered and sub-metered loads. Lessee acknowledges that the Lessee Improvements will be designed and constructed by independent architects, engineers and contractors. Accordingly, Lessor does not guarantee or warrant that such Lessee Improvements will be free from defects, and Lessor shall have no liability therefor. In the event of any defects, Lessor shall assign any warranties to Lessee. Funding for Lessee Improvements shall be provided in accordance with the provisions of Paragraph 6 of Special Stipulations.

QUIET ENJOYMENT

         9. Lessee shall, and may peacefully have, hold and enjoy the Leased Premises, subject to the other terms hereof, provided that Lessee pays the rent and other sums herein recited to be paid by Lessee, and performs all of Lessee's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Lessor contained in the Lease shall be binding upon Lessor and its successors only with respect to breaches occurring during its and their respective ownership of the Lessor's interest hereunder.


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LIMITATION OF LESSOR'S PERSONAL LIABILITY

         10. Lessee specifically agrees to look solely to Lessor's interest in the Building for the recovery of any judgment from Lessor, it being agreed that Lessor shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor or Lessor's successors in interest, or any other action not involving the personal liability of Lessor to respond in monetary damages from assets other than Lessor's interest in the Building, or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Lessor.

PARKING

         11. While Lessee is occupying the Premises and is not in default under the terms of this Lease, Lessee shall have the right in common with other tenants to use the number of parking spaces in the Building's or another parking lot indicated on attached Exhibit C, subject to rules and regulations promulgated from time to time by Lessor. Lessee shall be entitled to use only that number of spaces allocated on Exhibit C. Nothing herein contained shall be construed to grant to Lessee any estate in real property nor the exclusive right to a particular parking space, but rather as a license only. At such time and under such circumstances as Lessor deems appropriate, Lessor may rearrange assigned parking spaces or may eliminate assigned spaces altogether and may provide attendant parking or such other system or management of parking as it deems necessary or desirable. Upon Lessor's request, Lessee shall provide Lessor with a list of automobile license numbers assigned to cars used by Lessee's employees and shall thereafter notify Lessor within five (5) days of any change in such information. If Lessee or its employees shall fail to park in designated areas, then, without limiting in any way Lessor's other rights or remedies, Lessor, after notice to Lessee, shall have the right to charge Lessee the sum of $20.00 per day per car parked in violation of the provisions of this Lease. Lessee shall notify its employees of the provisions of this Paragraph 11.

PAYMENTS BY LESSEE

         12. Lessee covenants and agrees with Lessor to pay all rent and sums provided to be paid to Lessor under this Lease at the times and in the manner herein provided.

REPAIRS BY LESSOR

         13. Lessee hereby accepts the Premises in their present condition and acknowledges that no representation or warranty as to the condition of the Premises has been made to it. Lessee covenants and agrees with Lessor that unless otherwise stipulated herein, Lessor shall not be required to make any improvements to or repairs of any kind or character on the Leased Premises during the term of this Lease, except such repairs as may be deemed necessary by Lessor for normal maintenance operations. The obligation of Lessor to maintain and repair the Leased Premises shall be limited to building standard items; provided, however, that the need for any such repairs is not caused by the fault or negligence of Lessee, its officers, agents, employees, or servants. Lessee agrees that it shall report immediately in writing to Lessor any defective condition in or about the Premises known to Lessee. Special leasehold improvements will, at Lessee's written request, be maintained by Lessor at Lessee's expense, at a cost or charge equal to the costs incurred in such maintenance, plus an additional charge to cover overhead.

REPAIRS BY LESSEE

         14. Lessee covenants and agrees with Lessor, at Lessee's own cost and expense, to repair or replace any damage or injury done to the Building, or any part thereof, caused by Lessee or Lessee's agents, employees, invitees or visitors; provided, however, if Lessee fails to make such repairs or replacement promptly, Lessor may, at its option, make repairs or replacements, and Lessee shall repay the cost thereof to the Lessor on demand, subject to the provisions of Paragraph 39.

CARE OF LEASED PREMISES

         15. Lessee covenants and agrees with Lessor not to commit or allow any waste or damage to be committed on any portion of the Leased Premises, and at the termination of this Lease by lapse of time or otherwise, to deliver up said Leased Premises to Lessor in as good a condition as at date of possession by Lessee, ordinary wear and tear excepted, and upon such termination of this Lease, Lessor shall have the right to re-enter and resume possession of the Leased Premises.


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ASSIGNMENT OR SUBLEASE

          16. Lessee covenants and agrees with Lessor that in the event Lessee should desire to assign this Lease or sublet the Leased Premises or any part thereof, Lessee shall give Lessor written notice of such desire at least sixty
(60) days in advance of the date on which Lessee desires to make such assignment or sublease and naming the intended assignee or sublessee. In no event will Lessee attempt to assign the Lease or sublease the Premises or any portion thereof to any bank, financial services company, insurance company or similar entity which would be competitive with the businesses engaged in by BB&T or any of its subsidiaries or affiliates. Lessor shall then have a period of thirty
(30) days following receipt of such notice within which to notify Lessee in writing that Lessor elects, in its sole and absolute discretion, one of the following: (1) to terminate this Lease as to the space so affected as of the date so specified by Lessee, in which event Lessee will be relieved of all further obligation hereunder as to such space, or (2) to permit Lessee to assign or sublet such space, subject, however, to subsequent written approval of the proposed assignee or sublessee by Lessor, or (3) to refuse to consent to Lessee's assignment or subleasing such space and to continue this Lease in full force and effect as to the entire Leased Premises. If Lessor should fail to notify Lessee in writing of such election within said thirty (30) day period, Lessor shall be deemed to have elected option (3) above. For purposes of this Lease, a merger between Lessee and another party or the transfer of substantially all of the assets of Lessee to another party shall constitute an assignment. No assignment or subletting by Lessee shall relieve Lessee of any obligation under this Lease. Any attempted assignment or sublease by Lessee in violation of the terms and covenants of this Paragraph 16 shall be void.

SUBORDINATION; ESTOPPEL CERTIFICATES

          17. Lessee covenants and agrees with Lessor that the rights and interests of Lessee under this Lease and in and to the Premises shall be subject and subordinate to first deeds of trust, mortgages, and other security instruments and to all renewals, modifications, consolidations, replacements and extensions thereof (the "Security Documents") heretofore or hereafter executed by Lessor covering the Premises, the Building and the land or any parts thereof, to the same extent as if the Security Documents had been executed, delivered and recorded prior to the execution of this Lease. After the delivery to Lessee of a notice from Lessor that it has entered into one or more Security Documents, then, during the term of such Security Documents, Lessee shall deliver to the holder or holders of all Security Documents a copy of all notices to Lessor and shall grant to such holder or holders the right to cure all defaults, if any, of Lessor hereunder within the same time period provided in this Lease for curing such defaults by Lessor and, except with the prior written consent of the holder or holders of the Security Documents, Lessee shall not surrender or terminate this Lease except pursuant to a right to terminate expressly set forth in this Lease. The provisions of this Paragraph shall be self-operative and shall not require further agreement by Lessee; however, at the request of Lessor, Lessee shall execute such further documents as may be required or requested to evidence and set forth for the benefit of the holder of any Security Documents the obligations of Lessee hereunder. At any time and from time to time upon not less than ten (10) days' prior notice by Lessor, Lessee shall execute, acknowledge and deliver to the Lessor a statement of the Lessee in writing certifying (i) the Rentable Area of the Premises, (ii) the Commencement Date and Termination Date of this Lease, (iii) the Base Rental and Base Rental Adjustment (additional rent as set forth in Paragraph 5 of this Lease), (iv) that this Lease is unmodified and in full force and effect, or if there have been modifications, that the same are in full force and effect as modified and stating the modifications, (v) whether or not the Lessor is in default in the keeping, observance or performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default, (vi) that Lessee has unconditionally accepted and occupied the Premises, (vii) that all requirements of the Lease have been complied with and no charges, set-offs or other credits exists against any rent, (viii) that Lessee has not assigned, pledged, sublet, or otherwise transferred any interest in this Lease, and (ix) such other matters as Lessor may reasonably request, it being intended that any such statement may be relied upon by any prospective purchaser, lessee, mortgagee or assignee of any mortgage of the Building or of the Lessor's interest therein.

ALTERATIONS, ADDITIONS, and IMPROVEMENTS

          18. Lessee covenants and agrees with Lessor not to permit the Leased Premises to be used for any purpose other than that stated in Paragraph 3 hereof, or make or allow to be made any alterations or physical additions in or to the Leased Premises, or place signs on the Leased Premises which are visible


                                    7 of 24
from outside the Leased Premises, without first obtaining the written consent and approval of Lessor; however, said approval by Lessor does not constitute certification that Lessee alterations, additions, and improvements are in compliance with applicable laws, including, but not limited to, the Americans with Disabilities Act ("ADA),. Any and all such alterations, physical additions or improvements, when made to the Leased Premises by Lessee, shall at once become the property of Lessor and shall be surrendered to Lessor upon termination of this Lease by lapse of time or otherwise without payment or compensation to Lessee; provided, however, this clause shall not apply to movable equipment or furniture owned by Lessee; and, provided further, however, that notwithstanding any other provision of this Lease, upon termination hereof Lessee shall promptly and in accordance with then applicable laws, regulations and reasonable requirements of Lessor, remove all of Lessee's freon or other permitted hazardous material containing equipment from the Leased Premises. Lessee agrees specifically that no food, soft drink or other vending machine will be installed within the Leased Premises without Lessor's prior written permission. Lessor may, at its option, at any time while this Lease is in force or within fifteen (15) days thereafter, notify Lessee in writing to restore the Premises in any respect to the same condition that they were in at the beginning of the Term of this Lease, whereupon Lessee shall be obligated to so restore the Premises before the expiration of this Lease or within a reasonable time after such notice is given, whichever is later.

LEGAL USE AND VIOLATIONS OF INSURANCE COVERAGE

          19. Lessee covenants and agrees with Lessor not to occupy or use, or permit any portion of the Leased Premises to be occupied or used for any business or purpose which is unlawful, disreputable or deemed to be extra-hazardous on account of fire, or permit anything to be done which would in any way increase the rate of fire or liability or any other insurance coverage on said Building and/or its contents.

LAWS AND REGULATIONS; RULES OF THE BUILDING

          20. Lessee covenants and agrees with Lessor, for itself and its servants, to comply with all laws, ordinances, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) relating to the use, condition or occupancy of the Leased Premises. Lessee will comply with the rules of the Building adopted and altered by Lessor from time to time for the safety, care and cleanliness of the Leased Premises and the Building and for preservation of good order therein, all of which will be sent by Lessor to Lessee in writing and thereafter shall be carried out and observed by Lessee.

LESSOR'S ACCESS

         21. Lessee covenants and agrees with Lessor to permit Lessor or its agents or representatives to enter into and upon any part of the Leased Premises at all reasonable hours to inspect the same, clean or make repairs, alterations or additions thereto, and to permit Lessor to perform substantial renovation work in and for the Building or the mechanical systems serving the Building (which work may include, but not be limited to, the repair or replacement of the Building's exterior facade, exterior plaza, parking (garage or area), exterior window glass, elevators, electrical systems, air-conditioning and ventilating systems, pumping system, common hallways or lobby), all as Lessor may deem necessary or desirable, and Lessee shall not be entitled to any abatement or reduction of rent by reason thereof or otherwise have any cause of action against Lessor, and no eviction, actual or constructive, shall be deemed to occur. Upon entry as provided in this Paragraph 21, Lessor shall not be liable to Lessee in any manner whatsoever. Lessee hereby waives any claim or cause of action against Lessor for damages by reason of loss or interruption of Lessee's business and profits therefrom because of the prosecution of any such work or any part thereof, provided, however, that all such work will be performed in such a manner as to interfere as little as practicable with Lessee's use of the Premises.

NUISANCE

         22. Lessee covenants and agrees with Lessor to conduct its business and control its agents, employees, invitees and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Lessor in its operation of the Building.


                                    8 of 24

CONDEMNATION AND LOSS OR DAMAGE

         23. Lessor and Lessee mutually covenant and agree that if the Leased Premises shall be taken or condemned for any public purpose, or sold under threat of such exercise to the agency or instrumentality possessing such power, to such an extent as to render the Leased Premises untenantable, this Lease shall, at the option of either party, forthwith cease and terminate. Lessee shall have no rights or claims to any part of any award made to or received by Lessor for such taking or to any part of the purchase price, if so sold under threat of exercise of the power of eminent domain, or against Lessor for the value of any unexpired term of this Lease.

DAMAGES FROM CERTAIN CAUSES

         24. Lessor and Lessee mutually covenant and agree that Lessor shall not be liable or responsible to Lessee for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, vandalism, strike, insurrection, war, court order, requisition or order of governmental body or authority, or for any damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make any such repairs.

LESSOR'S LIEN

         25. Lessor and Lessee mutually covenant and agree that in consideration of the mutual benefits arising under this Lease, Lessee hereby grants to Lessor a lien and security interest on all property of Lessee now or hereafter placed in or upon the Leased Premises, and such property shall be and remain subject to such lien and security interest of Lessor for payment of all rent and other sums agreed to be paid by Lessee herein. The provisions of this Paragraph 25 relating to said lien and security interest shall constitute a security agreement under the Uniform Commercial Code (the "Code") so that Lessor shall have and may enforce a security interest on all property of Lessee now or hereafter placed in or on the Leased Premises, including but not limited to all fixtures, machinery, equipment, furnishings and other articles of personal property now or hereafter placed in or upon the Leased Premises by Lessee. Lessee agrees to execute as debtor such financing statement or statements as Lessor may now or hereafter reasonably request in order that such security interest or interests may be protected pursuant to said Code. Lessor may at its election at any time file a copy of this Lease as a financing statement. Lessor, as secured party, shall be entitled to all of the rights and remedies afforded a secured party under said Code in addition to and cumulative of the Lessor's liens and rights provided by law or by the other terms and provisions of this Lease.

LESSOR'S RIGHT TO RELET

         26. Lessor and Lessee mutually covenant and agree that upon the occurrence of any Event of Default (as hereinafter defined) by Lessee in any of the terms or covenants of this Lease or in the event the Leased Premises are abandoned by Lessee, Lessor shall have the right, but not the obligation, to relet same for the remainder of the Term provided for herein, and if the rent received through reletting does not at least equal the rent provided for herein, Lessee shall pay and satisfy the deficiency between the amount of rent so provided for and that received through reletting, including, but not limited to, brokerage and real estate commission or fees and the cost of renovating, altering and decorating for a new occupant. Nothing herein shall be construed as in any way denying Lessor the right, in the event of abandonment of said Premises or other breach of this Lease by Lessee, to treat the same as an entire breach and at Lessor's option to terminate this Lease and/or immediately seek recovery for the entire breach of this Lease and any and all damages which Lessor suffers thereby.

HOLDING OVER

         27. Lessor and Lessee mutually covenant and agree that in the event of holding over by Lessee after expiration or termination of this Lease without the written consent of Lessor, Lessee shall pay as liquidated damages double rent for the entire holdover period. No holding over by Lessee after the Term of this Lease shall be construed to extend the Lease. In the event of any unauthorized holding over, Lessee shall indemnify Lessor against all claims for damages by any other lessee or tenant to whom Lessor may have leased all or any part of the Premises covered hereby effective upon the termination of this Lease. Any holding over with the consent of Lessor in writing shall thereafter designate this Lease as a lease from month to month.


                                    9 of 24

ABATEMENT OF RENT

         28. Lessor and Lessee mutually covenant and agree that in the event of a fire in the Leased Premises, Lessee shall immediately give notice thereof to Lessor. If the Leased Premises, through no fault or neglect of Lessee, its agents, employees, invitees or visitors, shall be partially destroyed by fire or other casualty so as to render the Premises untenantable, the rent provided for herein shall abate thereafter until such time as the Leased Premises are made tenantable as determined by Lessor in its sole and absolute discretion. In the event of the total destruction of the Leased Premises, without fault or neglect of Lessee, its agents, employees, invitees or visitors, or if from any cause the same shall be so damaged that Lessor shall decide not to rebuild, then all rent owed up to the time of such destruction or termination shall be paid by Lessee and thenceforth this Lease shall cease and come to an end.

ATTORNEYS'FEES

        29. Lessor and Lessee mutually covenant and agree that in the event Lessee defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Lessor places the enforcement of this Lease, or any part thereof, or the collection of any rent due, or to become due hereunder or recovery of the possession of the Leased Premises in the hands of an attorney, or files suit upon the same, Lessee agrees to pay Lessor's reasonable attorneys' fees of not less than 10% of the amount due to Lessor.

ALTERATION OF LEASE

         30. Lessor and Lessee mutually covenant and agree that this Lease may not be altered, changed or amended, except by an instrument in writing signed by both parties hereto.

ASSIGNMENT BY LESSOR

         31. Lessor and Lessee mutually covenant and agree that Lessor shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and property referred to herein, and in such event and upon such transfer, any such transferee shall have the benefit of, and be subject to, the provisions of Paragraphs 9 and 10 of this Lease, and no further liability or obligation shall thereafter accrue against Lessor hereunder.

LESSOR'S FAILURE TO PERFORM

         32. Lessor and Lessee mutually covenant and agree that if Lessor fails to perform any of its obligations under this Lease, Lessor shall not be in default hereunder and Lessee shall not have any rights or remedies growing out of such failure unless Lessee gives Lessor written notice thereof setting forth in reasonable detail the nature and extent of such failure and such failure by Lessor is not cured within the thirty (30) day period following delivery of such notice or such longer period therefor provided elsewhere in this Lease. If such failure cannot reasonably be cured within such thirty (30) day period, the length of such period shall be extended for the period reasonably required therefor if Lessor commences curing such failure within such thirty (30) day period and continues the curing thereof with reasonable diligence and continuity.

LESSEE'S FAILURE TO PERFORM

         33. Lessor and Lessee mutually covenant and agree that if Lessee fails to perform any one or more of its obligations hereunder, in addition to the other rights of Lessor hereunder, Lessor shall have the right, but not the obligation, to perform all or any part of such obligations of Lessee. Upon receipt of a demand therefor from Lessor, Lessee shall reimburse Lessor for (i) the cost to Lessor of performing such obligations and a reasonable profit and overhead, plus (ii) interest thereon at a rate of twelve percent (12%) per annum (but in no event more than the maximum rate permitted by applicable law) from the date of demand. If the obligation so performed by Lessor involves any repair or maintenance or the removing by Lessor of any improvements to or use of the Premises not authorized by this Lease, such reasonable profit and overhead shall be twelve percent (12%) of the cost to Lessor of performing such obligation.


                                    10 of 24

EVENT OF DEFAULT

         34. "Event of Default" means the occurrence of any one or more of the following: (i) failure of Lessee to pay when due any rent or other amount required to be paid under this Lease; (ii) failure of Lessee, after fifteen (15) days written notice from Lessor of Lessee's default in the performance of any of Lessee's obligations, covenants or agreements (other than those pertaining to payment of rent) under this Lease, to do, observe, keep and perform with diligence and continuity any of such obligations, covenants, or agreements;
(iii) the adjudication of Lessee to be bankrupt; (iv) the filing by Lessee of a voluntary petition in bankruptcy, receivership, or other related or similar proceedings; (v) the making by Lessee of a general assignment for the benefit of its creditors; (vi) the appointment of a receiver of Lessee's interests in the Premises in any action, suit or proceeding by or against Lessee's interest in the Premises or by or against Lessee; (vii) any other voluntary or involuntary proceedings instituted by or against Lessee under any bankruptcy or similar laws, unless the occurrence of any such involuntary receivership or proceeding is cured by the same being dismissed or stayed within sixty (60) days thereafter; (viii) the failure of Lessee to discharge any material judgment against Lessee within sixty (60) days after such judgment becomes final; (ix) the sale or attempted sale under execution or other legal process of the interest of Lessee in the Premises; (x) the death or incapacity or Lessee, if Lessee is an individual or sole proprietorship; (xi) failure to continue in occupancy or abandonment of the Premises for any period of time consisting of thirty (30) or more consecutive days; or (xii) if Lessee assigns, mortgages or encumbers this Lease or sulets the whole or any part of the Premises in violation of the terms of this Lease. Notwithstanding the notice and cure period provided above, Lessor shall not, with respect to any default hereunder, be required to provide such notice and cure period more than two (2) times during the Term, and upon a subsequent occurrence of any default hereunder Lessee shall not be entitled to a notice and cure period, but Lessor may, at its option, immediately declare an Event of Default and exercise its remedies as provided herein.

         If an Event of Default occurs, then or at any time thereafter while such Event of Default continues, Lessor, at its option, may, without waiving any other rights available herein, at law or in equity, either terminate this Lease or terminate Lessee's right to possession without terminating the Lease, whichever Lessor elects. In either event, Lessor may, without additional notice and without court proceedings, reenter and repossess the Premises, and remove all persons and property therefrom using such force as may be necessary, and Lessee hereby waives any claim arising by reason thereof or by reason of issuance of any distress warrant and agrees to hold Lessor harmless from any such claims. If Lessor elects to terminate this Lease, it may treat the Event of Default as an entire breach of this Lease and Lessee immediately shall become liable to Lessor for damages for the entire breach in an amount equal to the total rent and all other payments due for the balance of the Term discounted at the rate of six percent (6%) per annum to the then present value, plus the cost of repossessing, remodeling and re-renting the Premises and, all unpaid rent through the date of such termination. If Lessor elects to terminate Lessee's right to possession of the Premises without terminating the Lease, Lessor may rent the Premises or any part thereof for the account of Lessee to any person or persons for such rental and for such terms and other conditions as Lessor deems practical, and Lessee shall be liable to Lessor for the amount, if any, by which the total rent and all other payments herein provided for the unexpired balance of the Term exceed the net amount, if any, received by Lessor from such re-renting, being the gross amount so received by Lessor less the cost of repossession, re-renting, remodeling and other expenses relating thereto including, but not limited to, brokerage and real estate commissions and fees. Such sum or sums shall be immediately due and payable by Lessee upon demand. In no case shall Lessor have any obligation to, or be liable for failure to, re-rent the Premises or collect the rental due under such re-renting, and in no event shall Lessee be entitled to any excess rents received by Lessor. If Lessor elects to terminate Lessee's right to possession without terminating the Lease, Lessor shall have the right at any time thereafter to terminate this Lease, whereupon the foregoing provisions with respect to termination will thereafter apply. If an Event of Default occurs or in case of any holding over or possession by Lessee of the Premises after the expiration or termination of this Lease, Lessee shall reimburse Lessor on demand for all costs incurred by Lessor in connection therewith including, but not limited to, reasonable attorneys' fees, court costs and related costs associated with the collection of amounts due plus interest thereon at the Default Rate from the date such costs are paid by Lessor up to the maximum amount permitted under applicable state law. Actions by Lessor to collect amounts due from Lessee as provided in this Paragraph may be brought at any time, and from time to time, on one or more occasions, without


                                    11 of 24
the necessity of Lessor's waiting until the termination of this Lease. The remedies expressed herein are cumulative and not exclusive, and the election by Lessor to terminate Lessee's right to possession without terminating the Lease shall not deprive Lessor of the right, and Lessor shall have the continuing right, to terminate this Lease by notice to Lessee.

NON-WAIVER

      35. Failure of Lessor to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Lessor shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or in equity.

CASUALTY INSURANCE

      36. Lessor shall maintain property insurance on the Building, including additions and improvements by Lessee which are required to be made by Lessee by this Lease and which have become or are to become the property of the Lessor upon vacation of the Leased Premises by Lessee. Said insurance shall be maintained with an insurance company authorized to do business in the state where the Building is located, in amounts desired by Lessor, and at the expense of Lessor (subject to the provisions of Paragraph 5), and payments for losses thereunder shall be made solely to Lessor. Lessee shall maintain property insurance at its expense on all of its personal property, including removable trade fixtures located in the Leased Premises and on all additions and improvements made by Lessee and not required to be insured by Lessor above. The property insurance required by this Paragraph 36 is insurance for all risks (unless expressly excluded or limited) of direct physical loss against the perils covered by so-called "all risks" coverages or its equivalent as approved for use by the Department of Insurance or its successor in the state where the Building is located. If the annual premiums to be paid by Lessor shall exceed the standard rates because Lessee's operations, contents of the Leased Premises or improvements with respect to the Leased Premises beyond building standard result in any extra-hazardous exposure, Lessee shall promptly pay the excess amount of the premium upon request by Lessor.

LIABILITY INSURANCE

      37. Lessee and Lessor shall at their respective expense, maintain a policy or policies of commercial general liability insurance with the premiums thereon fully paid on or before due date, issued by and binding upon an insurance company acceptable to Lessor, such insurance to afford minimum protection of not less than $1,000,000.00 in respect of personal injury or death in respect of any one occurrence and of not less than $500,000.00 for property damage in any one occurrence. Lessor shall be named an additional insured under the policy held or obtained by Lessee.

INDEMNITY; HOLD HARMLESS

      38. Except for the claims, rights of recovery and causes of action waived in Paragraph 39, Lessee shall indemnify, defend and hold harmless Lessor and Lessor's agents, directors, officers, shareholders, partners, members, employees, invitees, and contractors, from any and all claims, losses, costs, damages, or expenses (including reasonable attorneys' fees) in connection with any injury to, including death of, any person or damage to any property arising, wholly or in part, out of any action, omission, or neglect of Lessee or Lessee's directors, officers, shareholders, partners, members, employees, agents, invitees, or guests, or any parties contracting with Lessee relating to the Premises. If Lessor shall without fault on its part, be made a party to any action commenced by or against Lessee, the Lessee shall protect and hold Lessor harmless and shall pay all costs and expenses, including (but not limited to) reasonable attorneys' fees in connection therewith. Lessee's obligations under this Paragraph 38 shall not be limited by the amount or types of insurance maintained or required to be maintained by Lessee under this Lease. The obligations under this Paragraph 38 shall survive the expiration or earlier termination of this Lease.

WAIVER OF CLAIMS/SUBROGATION RIGHTS

      39. Notwithstanding anything in this Lease to the contrary, each party hereto releases and waives all claims, rights of recovery, and causes of action that either such party or any party claiming by, through, or under such party by subrogation or otherwise may now or hereafter have against the other party or any of the other party's directors, officers, shareholders, partners, members,


                                    12 of 24
employees, or agents for any loss or damage that may occur to the Building, Premises, Lessee Improvements, or any of the contents of any of the foregoing by reason of fire, Act of God, the elements, or any other cause, excluding willful misconduct but including (without limitation) negligence of the parties hereto or their directors, officers, shareholders, partners, members, employees, or agents that was required to be insured against under the terms of this Lease. Lessor shall not be liable to Lessee for any inconvenience or loss to Lessee in connection with any of the repair, maintenance, damage, destruction, restoration, or replacement referred to in this Lease. Lessor shall not be liable to Lessee and Lessee hereby waives all claims against Lessor and its directors, officers, shareholders, partners, members, employees, or agents for any incidental or consequential damages, loss of profits, business interruption, acts of other tenants, vandalism, loss of trade secrets or other confidential information, and any damage, loss or injury caused by a defect in the Premises or the Building, pipes, air conditioning, heating, plumbing or by water leakage of any kind from the roof, walls, windows or other portion of the Premises or the Building, or caused by electricity, gas, oil, fire or any other cause in, on, or about the Premises, the Building or any part thereof, unless caused solely by the gross negligence or willful misconduct of Lessor. The waivers in this Paragraph 39 shall survive the expiration or earlier termination of this Lease.

REMOVAL OF LESSEE'S PROPERTY

         40. Lessee shall retain ownership of all movable equipment, furniture, and supplies placed in or on the Premises by Lessee and shall have the right to remove such movable equipment, furniture, and supplies prior to termination of this Lease provided that no Event of Default has been committed by Lessee which has not been fully cured in a manner acceptable to Lessor and further provided that Lessee repairs any injury to the Premises or the Building resulting from such removal. Unless Lessee has made prior arrangements with Lessor and Lessor has agreed in writing to permit Lessee to leave such equipment, furniture or supplies on the Premises for an agreed period, if Lessee does not remove such movable equipment, furniture and supplies prior to such termination, then, in addition to its other remedies at law or in equity, Lessor shall have the right to have such items removed and stored at Lessee's sole cost and expense and all damage to the Premises or Building resulting therefrom repaired at the cost of Lessee. All such movable equipment, furniture and supplies shall, at Lessor's option, be deemed abandoned and become the property of the Lessor, and Lessee shall not have any further right with respect thereto, or for reimbursement therefor.

RELOCATION

         41. (a) Lessor reserves the right to relocate the Premises to substantially comparable space within the Building. Lessor will give Lessee written notice of its intention to relocate the Premises, and Lessee will complete such relocation within sixty (60) days after receipt of such written notice. If Lessee does relocate within the Building, then effective on the date of such relocation this Lease will be amended by deleting the description of the original Premises and substituting for it a description of such comparable space. Lessor agrees to reimburse Lessee for its actual reasonable moving costs to such other space within the Building, the reasonable costs of reprinting stationery, and the costs of rewiring the new Premises for telephone and computers comparably to the original Premises. If Lessee does not want to relocate within the Building, Lessee may, at its option upon written notice to Lessor within ten (10) days after receipt from Lessor of notice to relocate, terminate this Lease, whereupon Lessor shall reimburse Lessee for actual and reasonable out of pocket costs (but no other costs, consequential or otherwise) directly related to Lessee's relocation out of the Building.

         (b) Lessor shall have the right at any time to change the arrangement and/or location of entrance and passageways, doors and doorways, corridors, elevators, stairs, toilets, parking facilities, or any other common facilities in the Building or on the Premises, all without the same constituting an actual or constructive eviction and without incurring any liability therefor; provided, however, that such changes shall be made in a manner having no material adverse affect on Lessee's access to the Premises.

BROKERAGE FEES

         42. Lessee warrants and represents that it has had no dealings with any broker in connection with the negotiations or execution of this Lease and Lessor will not be responsible for, and Lessee will indemnify, defend and hold Lessor harmless against, any brokerage commission, leasing commission or finder's fee claimed by any other party in connection with this Lease.


                                    13 of 24

SUCCESSORS AND ASSIGNS

         43. This Lease shall be binding upon and inure to the benefit of Lessor, its successors and assigns, and shall be binding upon and inure to the benefit of Lessee and, to the extent assignment may be approved by Lessor hereunder, Lessee's assigns.

FORCE MAJEURE

         44. Lessor shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any terms, covenants or conditions of this Lease when prevented from so doing by a cause or causes beyond Lessor's control, including (but not limited to) labor disputes, government regulations or controls, fire or casualty, inability to obtain any materials or services, or acts of God.

SEVERABILITY

         45. If any term or provision of this Lease, or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

WHOLE AGREEMENT

         46. No oral statements or prior written material not specifically incorporated herein shall be of any force or effect. Lessee agrees that in entering into and taking this Lease, it relies solely upon the representations and agreements contained in this Lease and no others. This Lease, including the exhibits which are attached hereto and a part hereof for all purposes, constitutes the whole agreement of the parties and shall in no way be conditioned, modified or supplemented except by a written agreement executed by, and delivered to, both parties.

SURRENDER OF PREMISES

         47. On the last day of the Term, or upon the earlier termination of this Lease, Lessee shall peaceably and quietly surrender the Premises to Lessor, broom clean, in its present order, repair and condition equal to the condition when delivered to Lessee, excepting only reasonable wear and tear resulting from normal use and damage by fire or other casualty. Prior to the surrender of the Premises to Lessor, Lessee, at its sole cost and expense, shall remove all liens and other encumbrances which may have resulted from the acts or omissions of Lessee. If Lessee fails to do any of the foregoing, Lessor, in addition to other remedies available to it at law or in equity, may, without notice, enter upon, reenter, possess and repossess itself thereof, by force, summary proceedings, ejectment, or otherwise, and may dispossess and remove Lessee and all persons and property from the Premises; and Lessee waives any and all damages or claims for damages as a result thereof, Such dispossession and removal of Lessee shall not constitute a waiver by Lessor of any claims by Lessor against Lessee.

LIGHT AND AIR

          48. There is no easement, expressed or implied, for light or air to or for the benefit of Lessee. Neither diminution nor shutting off of light or air or both nor any other effect on the Premises by any structure erected or condition now or hereafter existing on lands adjacent to the Building shall affect this Lease, abate rent, or otherwise impose any liability on Lessor.

REGULATORY COMPLIANCE

      49. Lessor will be responsible for the cost of compliance with the ADA and other regulatory requirements in the Common Areas, and will hold Lessee harmless therefrom. Lessee will be responsible for the cost of compliance with the ADA and other regulatory requirements within the Premises, except with respect to the Common Areas, if any, located within the Premises, and will hold Lessor harmless therefrom. Should Lessee make any permitted alterations, additions or improvements in accordance with Paragraph 18, Lessee shall be responsible for compliance with the ADA and other regulatory requirements with respect to said improvements.
SMOKING

         50. No smoking is permitted at any time in the Common Areas of the Building "Smoking" is defined as inhaling or exhaling any lighted cigarette, cigar, pipe or similar product or device, including (but not limited to) any smokeless tobacco product. Smoking is permitted only in designated areas outside the Building.


                                    14 of 24

NOTICES

         51. Any notices or other communication required or permitted hereunder shall be sufficiently given if personally delivered or sent by certified or registered mail, return receipt requested postage paid, addressed as follows:

Lessee;

To:               EOIR Technologies, Inc.
                  P O Box 1240
                  Spotsylvania, Virginia 22553-1240

Lessor:

To:               Branch Banking and Trust Company
                  2400 Reynolda Road
                  Winston-Salem, NC 27106
                  Attention: Rental Income Administrator

or such other addresses as shall be furnished in writing by either party to the other party. Any such notice or communication shall be deemed to have been given as of the date so mailed. Refusal to accept delivery shall constitute receipt.

NON-MERGER OF ESTATES

         52. This Lease shall create only a relationship of landlord and tenant between Lessor and Lessee. The voluntary or other surrender of this Lease by Lessee or a mutual cancellation thereof, shall not work a merger, but shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to it of Lessee's interest in any or all such subleases or subtenancies.

GOVERNING LAW

         53. This Lease shall be interpreted and construed in accordance with the laws of the State where the Building is located.

TIME IS OF THE ESSENCE

         54. Time is of the essence with respect to each and every obligation of Lessee under this Lease. HEADINGS

         55. The headings set forth in the margin of this Lease are for convenience only and shall be disregarded in construing the terms hereof.

SIGNAGE

         56. Lessee shall not install any signage on or within the Building or the exterior of the Premises without the prior written consent of Lessor, which consent may be withheld in Lessor's sole and absolute discretion.

RECORDATION

         57. There shall be no recordation of this Lease or any memorandum thereof without the prior written consent of Lessor, which consent may be withheld in Lessor's sole and absolute discretion.

SPECIAL STIPULATIONS

         58. Special Stipulations, if any, are attached hereto as Exhibit D, and shall constitute additional terms of this Lease.

               (THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK)


                                    15 of 24

IN TESTIMONY WHEREOF, the parties hereto have executed this Lease as of the date aforesaid all pursuant to authority duly granted.

LESSOR:                                      LESSEE:

BRANCH BANKING AND TRUST COMPANY             EOIR TECHNOLOGIES, INC.



By: /s/ William D. Andre                     By: /s/ William J. Elliott Sr.
    ------------------------------               -------------------------------

Its: Vice President                          Its: Vice President (ACTG)
     -----------------------------                ------------------------------


WITNESSES (as to Lessor):                    WITNESSES (as to Lessee):

/s/ Peggy M__________                        /s/ Kathy Bonello
----------------------------------           -----------------------------------


----------------------------------           -----------------------------------


STATE OF NORTH CAROLINA - FORSYTH COUNTY

         I, a Notary Public of the County and State aforesaid, certify that WILLIAM D. ANDRE personally appeared before me this day and acknowledged that
(S)he is the VICE PRESIDENT of BRANCH BANKING AND TRUST COMPANY, a NORTH CAROLINA corporation, and that as VICE PRESIDENT, being authorized to do so, executed the foregoing instrument on behalf of the corporation. Witness my hand and official stamp or seal, this 10th day of JULY, 2002.



(Stamp/Seal)                                        /s/ Marcia Shore
                                          --------------------------------------
                                                       Notary Public

                                          My Commission Expires November 1, 2004


STATE OF VIRGINIA - CITY OF GREDERICKSBURG COUNTY

         I, a Notary Public of the County and State aforesaid, certify that WILLIAM J. ELLIOTT SR. personally appeared before me this day and acknowledged that (s)he is the VICE PRESIDENT (ACTG.) of EOIR TECHNOLOGIES, INC., a S-CORP. corporation, and that as VICE PRESIDENT, being authorized to do so, executed the foregoing instrument on behalf of the corporation. Witness my hand and official stamp or seal, this 8th day of JULY, 2002.



(Stamp/Seal)                                      /s/ Ann Pickett Smith
                                          --------------------------------------
                                                       Notary Public

                                          My Commission Expires April 30th, 2006


                                    16 of 24

                                    EXHIBIT A
                                LEGAL DESCRIPTION

All of that certain lot or parcel of land located in Prince William County, Virginia, and more particularly described as follows:

BEGINNING at the iron pipe found in the northerly line of Lot 12, Morenbaker Subdivision, Block 1, as recorded in deed Book 181 at Page 197. said pipe being an easterly corner to a parcel of land in the name of Prince William County School Board, as recorded in Deed Book 97 at Page 256; thence with the easterly line of said Prince William County School Board N 28(0) 33' 32" W, 102.30 feet to an iron pipe found; and thence N 20(0) 26' 32" W, 209.06 feet to an iron pipe set in the southerly line of a parcel of land in the name of Hachinger Enterprises as recorded in Deed Book 754 at Page 568; thence with the northeasterly line of said Hachinger Enterprises N 63(0) 54' 03" E, 267.68 feet to an iron pipe set in the westerly line of Devils' Reach Road, Route 6748, variable width (34 feet from centerline as established in Deed Book 1504 at Page
955); thence with said westerly line of Devil's Reach Road S 26(0) 11' 57" E,
306.98 feet to an iron pipe set in the northerly line of Lot 24 of the aforementioned Morenbaker Subdivision, Block 1; thence with the outline of said Morenbaker Subdivision, BLOCK 1, S 63(0) 48' 03" W, 191.00 feet to an iron pipe found; and thence S 62(0) 05' 47" N, 93.48 feet to the point of beginning; containing 1.98406 +/- acres of land.

Being the same property conveyed to Piedmont Federal Savings Bank, a federally chartered savings bank, by deed from Daniel J Kirsch, Substituted Trustee, dated July 6, 1992 and recorded August 21, 1992 in the Clerk's Office, Circuit Court, Prince William County, Virginia, in Deed Book 1912, Page 682. By order entered in Deed Book 1941, page 302, and in Deed Book 1941, page 307, property was vested in Resolution Trust Corporation, a Receiver for Piedmont Federal Savings Bank, Manassas, Virginia. By Purchase and Assumption Agreement dated October 9, 1992, recorded in Deed Book 1911, page 333, Resolution Trust Corporation in its capacity as Conservator for Piedmont Federal Savings Association, Manassas, Virginia, was vested with title.


                                    17 of 24

                                    EXHIBIT B
                             FLOOR PLAN OF PREMISES





                      [DIAGRAM OF FLOOR PLAN APPEARS HERE]







                                    18 of 24

                                    EXHIBIT C

                                     PARKING

While this lease or any extension hereof is in effect, Lessee shall have the right to 22 parking spaces in the parking lot of the property on a first come basis. Said parking spaces are currently at no additional cost to the lessee. However, Lessee acknowledges that the Lessor reserves the right to establish monthly parking fees for this lot, which they will be subject to with 60 day written notice from the Lessor.


                                    19 of 24

                                    EXHIBIT D

                              SPECIAL STIPULATIONS
                              --------------------

         In the event any of the terms and conditions of this Exhibit D conflict or are inconsistent with the terms and conditions of the Lease to which this Exhibit D is attached, the terms and conditions of this Exhibit D shall control.

A. LESSEE IMPROVEMENTS

         1. (a) Lessor and Lessee agree that the Lessee Improvements described in subparagraph (b) below (the "Lessee Improvements") shall be completed by Lessee on or before October 1, 2002.

         (b) If plans and specifications (collectively the "Plans") for Lessee Improvements are not attached hereto at the time of execution of this Lease, Lessee shall provide such Plans to Lessor within thirty (30) days prior to the date any such Lessee Improvements are to be commenced pursuant to this Lease. Upon receipt of such Plans, Lessor shall have ten (10) days in which to either approve such Plans or provide Lessee with Lessor's objections and comments. If Lessor objects to such Plans, Lessee shall promptly make necessary changes and provide Lessor with such revised Plans within twenty (20) business days after receipt of Lessor's objections and comments. In the event Lessor and Lessee approve the Plans, Lessee shall promptly undertake the construction of the Lessee Improvements and diligently pursue to completion such Lessee Improvements.

         (c) In the event the Plans for the Lessee Improvements have not been completed and approved by both Lessor and Lessee by the close of business on October 1, 2002, this Lease, at the option of either Lessor or Lessee by written notice to the other, may be terminated and upon the delivery of such notice, neither Lessor nor Lessee shall have any furth rights or obligations hereunder; provided, however, any such termination notice must be receivJ by either Lessor or Lessee by no later than November 1, 2002 in order to be effective.

         (d) The construction of the Lessee Improvements shall be in compliance with all applicable laws including, but not limited to, building codes, zoning regulations, compliance with the Americans with Disabilities Act and any other federal, state or local laws (the "Applicable Laws") and shall be the sole responsibility of Lessee. Incidental to Lessee's obligation to comply with the terms and conditions set forth in this Exhibit D, Lessor and Lessee do hereby agree as follows:

         (i) Any changes or modifications Lessee desires to make to the Plans shall be subject to Lessor's prior written approval;
         (ii) Lessee agrees that its contractors will perform and provide the work and materials to construct the Lessee Improvements in accordance and compliance with all Applicable Laws; and
         (iii) Upon completion of the Lessee Improvements and within five (5) business days after demand by Lessor, Lessee shall deliver to Lessor (x) final releases of liens from contractors performing the work or providing the materials for the Lessee Improvements and from any lienors giving written notice as provided under Applicable Laws, (y) a final contractor's affidavit from the general contractor in accordance with Applicable Laws or customary practice, and (z) any supporting documentation regarding final completion and payment of the costs of the Lessee Improvements reasonably requested by Lessor.

         2. Prior to commencement of any work on the Lessee Improvements, either Lessee or its contractor shall obtain the following insurance, at Lessee's own expense, with carriers admitted to do business in the state in which the Premises are located and holding a Best's Rating of A-6 or better:

         (a) Workers' Compensation and Employer's Liability Insurance - Statutory Workers' Compensation Insurance Employer's Liability Insurance with limits of $1,000,000 each accident, all employees, and disease.

         (b) Commercial General Liability Insurance (1986 ISO form or the equivalent) with minimum limits of:

                  Combined Single Limit Bodily Injury & Property Damage combined:
                           $2,000,000 each occurrence
                           $2,000,000 general aggregate-each project and/or location


                                    20 of 24

         (c)      Business Automobile Liability Insurance with limits of:

                  Single Limit Bodily Injury & Property Damage combined:
                           $1,000,000 each accident

         This insurance should cover all owned, non-owned or hired automobiles to be used in furtherance of work.

         (d)      Builder's Risk on the cost of the Lessee Improvements.

Certificates of Insurance evidencing the above coverages shall be submitted to and approved by Lessor prior to commencement of work on the Lessee Improvements.

         3. (a) Lessee shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Lessee. Should any claim of lien or other lien be filed against the Premises or the Building by reason of any act or omission of Lessee or any of Lessee's agents, employees, contractors or representatives, then Lessee shall cause the same to be canceled and discharged of record by bond or otherwise within thirty (30) days after the filing thereof. Should Lessee fail to discharge such lien within such thirty (30) day period, then Lessor may discharge the same, in which event Lessee shall reimburse Lessor, on demand, as additional rent, for the amount of the lien or the amount of the bond, if greater, plus all administrative costs incurred by Lessor and interest at the maximum rate permitted by law in connection therewith. The remedies provided herein shall be in addition to all other remedies available to Lessor under this Lease or otherwise. Lessee shall have no power to do any act or make any contract that may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Lessor, or any interest of Lessor in the Premises or the Building. NO CONSTRUCTION LIENS OR OTHER LIENS FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED TO THE PREMISES SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO THE PREMISES OR THE BUILDING.

         (b) Lessee and its contractor agree to defend, indemnify and hold harmless Lessor from all loss, liability, claims and expense, including, but not limited to, reasonable attorneys' fees, arising from property damage or bodily injury, including, but not limited to, death to any person or persons, caused in whole or in part by the negligence or misconduct of Lessee or its contractor or their agents, employees or subcontractors, except to the extent that any of such is caused by the gross negligence or willful misconduct of Lessor. Lessee shall provide to the Lessor the Lessee contractor's agreement to so defend, indemnify and hold harmless the Lessor.

         4. Provided that Lessee has (a) completed the Lessee Improvements and occupied the Premises, (b) complied with the terms and conditions set forth in the Lease and the construction of Lessee Improvements is in accordance with the Plans and in compliance with Applicable Laws, and (c) provided Lessor with (i) a copy of all bills or invoices and lien waivers, with respect to all of the Lessee Improvements, and (ii) a copy of a Certificate of Occupancy or other appropriate document acceptable to Lessor, then, upon the occurrence of all of such events, Lessor shall pay to Lessee an amount of up to but not in excess of $10.00 per rentable square foot in the Premises (the "Lessee's Allowance"). However, in the event Lessee does not spend $10.00 per rentable square foot or more on the Lessee Improvements, any of the Lessee's Allowance not used by Lessee shall be forfeited and not payable by Lessor. All costs of the Lessee Improvements in excess of $10.00 per rentable square foot shall be paid by Lessee and Lessor shall have no liability with respect thereto. During construction of the Lessee Improvements, Lessor, or its designated representative, shall have the right to inspect construction of the Lessee Improvements; and Lessee understands and agrees that any inspection by Lessor or its designated representatives shall not impose upon Lessor any liability or responsibility with respect to whether or not such Lessee Improvements have been constructed in accordance with the Plans or Applicable Laws.

         5. Notwithstanding any provision in the Lease to the contrary, Lessor and Lessee specifically agree that (i) Lessee, provided it has obtained the insurance coverages set forth in paragraph 2. above, shall have access to the Premises in order for Lessee or its contractor to commence the Lessee Improvements, and (ii) Rent shall commence on October 1, 2002.

B. ELECTRICAL USAGE

        1. Lessor shall supply sufficient electrical capacity to the Premises for lighting and Lessee's office equipment to the extent that the total demand load at 100% capacity of said lighting and equipment does not exceed seven ( 7 ) watts per square foot of net rentable area during the Building Standard Hours


                                    21 of 24

(collectively, the "Electrical Design Load"). There shall be no changes to electrical systems (including, but not limited to, adding generators or similar equipment) without prior written consent of Lessor, which consent may be withheld in Lessor's sole and absolute discretion.

        2. If Lessee utilizes any portion of the Premises on a regular basis outside of Building Standard Hours, Lessor shall have the right to separately meter such space and charge Lessee for such excess usage. If the portion of the Premises used outside of Building Standard Hours changes such that separate metering is not practical, Lessor shall reasonably estimate such excess usage and/or charge Lessee an hourly rate.

        3. Should Lessee's electrical load created by equipment such as (but not limited to) computers, television sets, laser printers, copiers or other electronic devices connected to the power system result in conditions which cause any adverse effects in the Building, Lessee acknowledges that Lessee, at Lessee's sole cost, shall be obligated to eliminate such conditions and to repair any damage which results from such conditions within thirty (30) days of Lessor's request. If Lessee fails to eliminate such conditions and repair such damage caused thereby within such thirty (30) day period, Lessor, at its option, may make such corrections deemed necessary by Lessor to eliminate such conditions and make such repairs, and Lessee shall pay to Lessor on demand Lessor's actual cost thereof plus twelve percent (12%) for administrative cost recovery.

        4. Lessee shall cause Lessee's electrical system serving the Premises and any of Lessee's equipment producing electrical loads to be designed to accommodate such loads. If Lessee's electrical equipment and lighting require electrical circuits, transformers or other additional equipment in excess of the Electrical Design Load (the "Additional Electrical Equipment"), Lessee may, at Lessee's cost, including the cost to design, install, maintain and replace the Additional Electrical Equipment (including the meters), install the same, provided such installation is compatible with existing Building systems, will not compromise Lessor's ability to provide services to Lessee or other tenants of the Building and will not be burdensome to Lessor, in Lessor's sole and absolute discretion. and Lessee shall pay all operating costs related to that requirement including, without limitation, the cost of electricity, water or other services consumed through, or in connection with, the Additional Electrical Equipment.

        5. The method of design and installation of any Additional Electrical Equipment, including any related meter, required by Lessee shall be subject to the prior written approval of Lessor, and shall be performed by Lessor at Lessee's sole cost.

        6. Lessee shall pay to Lessor the cost of electricity consumed in excess of the Electrical Design Load as determined by meter, or if not metered, as otherwise reasonably estimated by Lessor (in its sole and absolute discretion), plus any actual accounting expenses incurred by Lessor in connection with the metering or calculation thereof. Lessor may cause a separate metering device to be installed in the Premises to measure Lessee's electrical consumption. Lessee shall pay the cost of installing, maintaining, repairing and replacing such meters or devices. In no event shall Lessor be required to install or supply emergency back up power unless specifically provided for in this Lease.

C. COMMUNICATION LINES

         1. The Lessee may install, maintain, replace, remove or use any communications or computer wires, cables and related devices (whether or not originally installed by Lessee, collectively, "Lines") at the Building in or servicing the Premises, provided: (a) Lessee shall obtain Lessor's prior written consent and use an experienced and qualified contractor approved in writing by Lessor, (b) any such installation, maintenance, replacement, removal or use shall comply with all laws, ordinances and regulations applicable thereto and good work practices, and shall not interfere with any then existing Lines at the Building, (c) an acceptable number of spare Lines and space for new Lines shall be maintained for existing and future occupants of the Building, as determined in Lessor's sole and absolute discretion, (d) if Lessee at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor, including riser cables, shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, (e) as a condition to permitting the installation of new Lines, Lessor may require that Lessee remove existing Lines located in or serving the Premises, (f) Lessee's rights shall be subject to the rights of any regulated telephone company or other supplier, and (g) Lessee


                                    22 of 24
shall pay all costs in connection therewith. Lessor reserves the right to require that Lessee remove any Lines located in or serving the Premises which are installed by or on behalf of Lessee in violation of these provisions, or which are or become at any time in violation of any laws, ordinances or regulations or represent a dangerous or potentially dangerous condition, within fifteen (15) business days after written notice from Lessor.

        2. Lessor may, but shall not be obligated to: (i) install new Lines at the Building, (ii) create additional space for Lines at the Building, and (iii) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and reallocation of available space, if any, for, and the allocation of excess capacity, if any, on, any Lines now or hereafter installed at the Building by Lessor, Lessee or any other party, but Lessor shall have no right to monitor or control the information transmitted through such Lines. If Lessor exercises any such rights, Lessor may charge Lessee for the reasonable costs attributable to Lessee, or may include those costs and all other associated costs in operating expenses.

        3. Any Lines not removed by Lessee shall become the property of Lessor without payment by Lessor. If Lessor requests removal of the Lines and Lessee fails to remove such Lines, Lessor may, after twenty (20) days' written notice to Lessee, remove such Lines. Except to the extent arising from the intentional or grossly negligent acts of Lessor or Lessor's agents or employees, Lessor shall have no liability for damages arising from, and Lessor does not warrant that Lessee's use of any Lines will be free from the following (collectively called "Line Problems"): (i) any eavesdropping or wire-tapping by unauthorized parties, (ii) any failure of any Lines to satisfy Lessee's requirements, or
(iii) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants of the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Lessee, render Lessor liable to Lessee for abatement of rent, or relieve Lessee from performance of Lessee's obligations under this Lease. Lessor in no event shall be liable for damages by reason of loss of profits, business interruption or other incidental or consequential damage arising from any Line Problems. Unless Lessor requests that Lessee remove the Lines, the Lines shall remain in the Building on termination of this Lease.

D. MARKET RENT

         If a situation arises under this Lease where the determination of the "then market rates for the Building" (herein "Market Rent") becomes necessary, Lessor and Lessee shall, for a period of twenty (20) days after written notice from one party to the other that such a determination is needed ("Negotiation Period"), attempt to negotiate the Market Rent. In the even that Lessor and Lessee are unable to do so, Lessor and Lessee agree that Market Rent shall be determined by binding arbitration conducted in accordance with the following provisions:

                  (i) within ten (10) days after the end of the Negotiation Period, Lessee shall give written notice to Lessor of Lessee's appointment of a person as arbitrator on its behalf together with Lessee's determination of Market Rent ("Lessee's Market Rent"). Within the same ten (10) day period, Lessor by written notice to Lessee, shall appoint a second person as arbitrator on its behalf together with Lessor's determination of Market Rent ("Lessor's Market Rent"). The arbitrators thus appointed shall within ten (10) days after appointment of the first and second arbitrators appoint a third person and the three (3) arbitrators shall, within twenty (20) days, determine the Market Rent only by (x) making their own independent determination of the actual Market Rent for the Premises based upon the above specified definition, standards and requirements and thereafter (y) if the three (3) arbitrators are unable to reach a consensus on the Market Rent, each will submit his own separate determination and they shall take the average of the two (2) closest arbitrators' Market Rent figures and give notice of such averaged Market Rent to both Lessor and Lessee, which amount shall be the Market Rent for all purposes of this Paragraph 7. If either the Lessee's or the Lessor's arbitrator shall not have been appointed within the ten (10) day period set forth above, then the other party shall have the sole right to designate the Market Rent, and if


                                    23 of 24
                  the two (2) arbitrators as appointed by the parties shall be unable to agree within ten (10) days after their appointment upon the third arbitrator, they shall give written notice to the parties of such failure to agree and if the parties fail to agree upon the selection of such third arbitrator within ten (10) days after the arbitrators appointed by the parties gave notice as specified above, then within ten (10) days thereafter, either of the parties upon notice to the other party may request in writing such appointment by the American Arbitration Association or any such successor organization, or in its absence, refusal, failure or inability to act within ten (10) days after the request to the American Arbitration Association, may apply to a court with jurisdiction within the state where the Building is located (the "Court") for a court appointment of such third arbitrator.

                  (ii) Each arbitrator shall be a qualified and impartial person who shall be a licensed real estate broker having substantial commercial experience with respect to management, ownership, leasing and marketing of office buildings in the Standard Metropolitan Statistical Area within which the Building is located. If any objection is made by one party as to the qualifications of the arbitrator appointed by the other party, or by the two arbitrators previously chosen, the running of the schedule of events in subparagraph (i) of this Paragraph 7 shall be tolled and the Court shall decide on the basis of the standards for qualifications set forth in the first sentence of this subparagraph (ii), the issue of the qualification of the arbitrator as to whom an objection has been made. If the Court decides that the arbitrator is qualified, then the schedule of events in subparagraph (i) of this Paragraph 7 shall begin running again starting at the time of the decision by such Court. If the Court determines that the arbitrator is unqualified, then the party who had selected such unqualified arbitrator shall have ten (10) days from the time of such decision to select another arbitrator and the schedule of events in subparagraph (i) of this Paragraph 7 shall begin running again at the time of such timely selection.

                  (iii) The decision and award of the arbitrator(s) shall be final and conclusive on the parties and counterpart copies of such decision shall be delivered to each of the parties. In the event Lessee exercises its option, judgment may be had on the decision and award of the arbitrator(s) so rendered in any court of competent jurisdiction and to the extent that any applicable state statute imposes requirements different than those of the American Arbitration Association in order for the decision of the arbitrator(s) to be enforceable in the courts of the state where the Building is located, such requirements shall be complied with in the arbitration.

                  (iv) The parties shall share equally and pay jointly the fees and expenses relating to the arbitration (including, without being limited to, the fees and expenses of counsel, experts and witnesses, the fees paid to the arbitrators and the expenses of the arbitration) whether or not either party in fact uses the Market Rate pursuant to any applicable provision of this Lease. This obligation of payment shall survive the termination of this Lease.

E. POTENTIAL OPTION TO RENEW

         So long as Lessee is not in default under any of the terms and conditions of this Lease, Lessee shall have the right to request to renew this Lease for one (1) separate three (3) year period (immediately following the end of the Term) upon written notice of the Lessee's intent to renew delivered to the Lessor not less than fourteen (14) months prior to the end of the Term. The terms and conditions for this renewal period shall remain the same as the terms and conditions for the initial Term; however, the rent shall be the Market Rent (as defined in paragraph D. above) at the time of renewal.

         The Lessor agrees to make a decision to accept or to reject the request for renewal by the Lessee within sixty (60) calendar days following receipt of Lessee's request. Upon Lessor's acceptance, if any, of Lessee's request for renewal of this Lease, this paragraph and the other terms and conditions of this Lease become effective at the end of the initial Term. In the event Lessor either (i) does not respond to Lessee's request or (ii) rejects such request for renewal, this Lease shall terminate at the end of the initial Term.


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